JIMMY C.H. CHEUNG & CO.
Certified Public Accountants
Members of Kreston International

Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF
CHINACAST EDUCATION CORPORATION

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of ChinaCast Education Corporation of our report, dated March 25, 2008, relating to our audit of the consolidated financial statements of Hai Lai Education Technology Limited and subsidiaries for the years ended December 31, 2007 and 2006.

JIMMY C.H. CHEUNG & CO.
Certified Public Accountants

Hong Kong

Date: December 1, 2009

1607 Dominion Centre, 43 Queen's Road East, Wanchai, Hong Kong
Telephone : (852) 25295500 Fax: (852) 28651067
Email : jimmycheung@jimmycheungco.com
Website : http://www.jimmycheungco.com